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EXHIBIT 1.2
                    CASTLE SECURITIES CORP.
                   45 Church Street, Suite #25
                     Freeport, New York 11520
                              ______
                          (516) 868-2000

                    EXHAUST TECHNOLOGIES, INC.
                    (a Washington corporation)

                       Up to 550,000 Units
                               and
         1,000,000 Class A Common Stock Purchase Warrants

                   SELECTED DEALER'S AGREEMENT


     CASTLE SECURITIES CORP., as Underwriter for EXHAUST TECHNOLOGIES, INC., a Washington corporation (the "Company"), invite your participation as a Selected Dealer ("Selected Deal-er") in an offering of up to 550,000 Units at $5.10 per Unit and 1,000,000 Class A Common Stock Purchase Warrants ("Additional Warrants") at $.10 per Warrant. Each Unit shall consist of one
(1) share of Common Stock, $.00001 par value per share, and one
(1) Class A Common Stock Purchase Warrant. Each Class A Warrant included in the Units as well each Additional Warrant shall entitle the holder thereof to purchase one share of Common Stock, par value $.00001 per share, at a price of $7.00 exercisable at any time from the Separation Date (as hereinafter defined) through ______________ , 2001 ("Exercise Period One") and at a price of $9.00 from _____________, 2001 to _______________, 2002
("Exercise Period Two"). Moreover, the respective exercise prices may be adjusted pursuant to the anti-dilution provisions contained therein. In addition, the Class A Common Stock Purchase Warrants shall be callable at any time solely during the exercise period at $.01 per Warrant on at least thirty (30) days' written notice and provided that the closing bid price for the Common Stock of the Company on each day during the thirty (30) trading days immediately preceding the date of the notice during Exercise Period One is at least $10.00 per share and is at least $15.00 per share during Exercise Period Two. None of the Class A Common Stock Warrants shall be exercisable, detachable or transferable until the "Closing Date" which date shall be the time and date set for payment and delivery of the offered Units and Additional
Warrants.    Furthermore, Each initial purchaser of the Units who
shall retain the shares of Common Stock included in the Units for a period of one (1) year after the Closing Date of the offering, as hereinafter defined, shall be entitled to receive from the Company, without cost, one (1) share for each such share retained (Loyalty Shares). The date on which the Class A Common Stock Purchase Warrants shall become detachable is referred to herein as the "Separation Date". The Underwriter is offering the Units and the Additional Warrants pursuant to a Registration Statement

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filed under the Securities Act of 1933, as amended ("the 33
Act"), subject to the terms of (a) its Underwriting Agreement with the Company, (b) this Agreement and (c) the Underwriter's instructions which may be forwarded to the Selected Dealers from time to time. This invitation is made by the Underwriter only if the Units may be lawfully offered by dealers in your state. The terms and conditions of this invitation are as follows:

1.  Acceptance of Orders.  Orders received from the Selected
Dealers will be accepted only at the price, in the amounts and on the terms which are set forth in the Company's current Prospec-tus.

2. Selling Concession. All Selected Dealers will be allowed on all Units sold by them, a commission of _______________ of the total sales prices, respectively (_____________ of the full 10% commission, respectively, or ____________ per Unit or per Additional Warrant, respectively) as shown in the Company's current Prospectus.

3. Selected Dealers Sales. The Selected Dealer shall purchase the Units and/or Additional Warrants for its customers only through the Underwriter, and all such purchases shall be made only upon orders already received by the Selected Dealer from its customers. No Units and/or Additional Warrants may be purchased for the account of the Selected Dealer or its principals. In all sales of the Units and/or Additional Warrants to the public, the Selected Dealer shall confirm as agent for another.

4. Delivery of Funds. The Selected Dealer shall promptly trans-mit to the escrow agent no later than 12 noon of the day subsequent to the receipt of funds all funds received from pur-chasers and a confirmation or a record of each sale which shall set forth the name, address and social security number of each individual purchaser, the number of Units and/or Additional Warrants purchased, and, if there is more than one registered owner, whether the certificate or certificates evidencing the securities comprising the Units as well as the Additional Warrants purchased are to be issued to the purchaser in joint tenancy or otherwise. Also, each Selected Dealer shall report, in writing, to the Underwriter the number of persons in each such state who purchase the Units and/or Additional Warrants from Selected Dealers. Each sale may be rejected by the Underwriter; and if rejected, the escrow agent will return to the purchaser all funds paid by the purchaser which have been received by the escrow agent.

5. Payment for Sales. Payment for the Company's Units and/or Additional Warrants shall accompany all confirmations and appli-cations and shall be in clearing house funds. All checks and other orders for the payment of money shall be made payable to the escrow agent for deposit into an escrow account maintained at

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HSBC Bank USA, 140 Broadway, New York, New York, and entitled
"Escrow Account for the Benefit of Subscribers to EXHAUST TECHNOLOGIES, INC.'s securities." Units and/or Additional Warrants sold by the Selected Dealer will be available for delivery at American Securities Transfer and Trust Co., Inc., unless other arrangements are made with the Underwriter for delivery.

6. Deposit of Sales Proceeds. The proceeds from the sale of all of the Units and/or Additional Warrants sold in the offering (the "offering proceeds") will be deposited in the escrow account mentioned in Paragraph 5 hereof. In the event that offering proceeds in an amount of at least $5.10 and/or $.10 have not been deposited and cleared within ninety (90) days from the date the Company's Registration Statement is declared effective (unless extended by mutual written consent for an additional ninety (90)
days) by the Securities and Exchange Commission, the full amount paid will be refunded to the purchasers. No certificates evidencing the securities comprising the Company's Units and/or Additional Warrants will be issued unless and until offering pro-ceeds in an amount of $5.10 and $.10, respectively have been cleared and such funds have been released and the net proceeds thereof delivered to the Company. If offering proceeds in an amount set forth above are cleared within the time period provid-ed above, all amounts so deposited will be delivered to the Company, except that the Underwriter may deduct its underwriting commissions from the proceeds of the offering prior to the delivery of such proceeds to the Company. No commissions will be paid by the Company or concessions allowed by the Underwriter unless and until offering proceeds in a minimum amount set forth above have been cleared and such funds have been released and the net proceeds thereof delivered to the Company. However, it is understood that if the required funds relating to at least one
(1) Unit and/or one (1) Additional Warrant are received and deposited within the Escrow Account referred in Paragraph 4 hereof, but not cleared within the time set forth above, then up to an additional five (5) business days shall be allowed for the sole purpose of clearance of such funds and the Closing of the offering.

7. Failure of Order. If an order is rejected or if a payment is received which proves insufficient, any compensation paid to the Selected Dealer shall be returned either by the Selected Dealer in cash or by a charge against the account of the Selected
Dealer, as the Underwriter may elect.

8. Conditions of Offering. All sales will be subject to delivery by the Company of certificates evidencing the securi-ties.




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9.  Selected Dealer's Undertakings.  No person is authorized to make any representations concerning the Company's Units and/or the Additional Warrants except those contained in the Company's then current Prospectus. The Selected Dealer will not sell the Company's Units and/or the Additional Warrants pursuant to this Agreement unless the Prospectus is furnished to the purchaser at least forty-eight (48) hours prior to the mailing of the con-firmation of sale, or is sent to such persons under such circum-stances that it would be received by him 48 hours prior to his receipt of a confirmation of the sale. The Selected Dealer agrees not to use any supplemental sales literature of any kind without prior written approval of the Underwriter unless it is furnished by the Underwriter for such purpose. In offering and selling the Company's Units and/or Additional Warrants, the Selected Dealer will rely solely on the representations contained in the Company's then current Prospectus. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request.

The Selected Dealer understands that during the ninety (90) day period after the first date upon which the Company's Units and/or Additional Warrants are bona fide offered to the public, all dealers effecting transactions in the Company's Units and/or Additional Warrants may be required to deliver the Company's current Prospectus to any purchaser thereof prior to or concurrent with the receipt of the confirmation of sale. Additional copies of the then current Prospectus will be supplied by the Underwriter in reasonable quantities upon request.

10. Representations and Agreements of Selected Dealers. By accepting this Agreement, the Selected Dealer represents that either (a) it is registered as a broker-dealer under the Securi-ties and Exchange Act of 1934, as amended; is qualified to act as a dealer in the states or other jurisdictions in which it offers the Company's Units and/or Additional Warrants; is a mem-ber in good standing with the National Association of Securities Dealers, Inc. ("NASD"), and will maintain such registrations, qualifications and memberships throughout the term of this Agreement or (b) is a foreign bank, dealer or institution not eligible for membership in the NASD which agrees to make no sales in the United States, its territories or possessions or to persons who are citizens thereof or residents therein, and in making other sales to comply with NASD's interpretation with re-spect to rewriting and withholding. Further, the Selected Dealer agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned and the Rules and Regulations of the NASD, and in particular the Selected Dealer agrees that in connection with any purchase or sale of the Company's Units and/or Additional Warrants wherein a selling concession, discount or other allowance is received or granted
(1) that it will comply with the decisions of Conduct Rule 2420 of the NASD or (2) if a non-NASD member, broker or dealer in a

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foreign country, it will also comply with the provisions of the successor Conduct Rules to Sections 8 and 36 of Article III of the NASD's Rules of Fair Practice thereof as though it were a NASD member and with the provisions of Conduct Rule 2420 Subsection (c) thereof as such applies to a non-NASD member, broker or dealer in a foreign country. Further, the Selected Dealer agrees that it will not offer to sell the Company's Units and/or Additional Warrants in any state or jurisdiction except the states in which it is licensed as a broker-dealer under the laws of such states. The Selected Dealer shall not be entitled to any compensation during any period in which it has been suspended or expelled from membership in the NASD.

11. Selected Dealer's Employees. By accepting this Agreement, the Selected Dealer has assumed full responsibility for proper training and instruction of its representatives concerning the selling methods to be used in connection with the offer and sale of the Company's Units and/or Additional Warrants, giving special emphasis to the principles of suitability and full disclosure to prospective investors and prohibitions against "free-riding and withholding."

12. Indemnification. The Company has agreed in the Underwriting Agreement to indemnify and hold harmless the Underwriter (including within the definition of Underwriter, any member of the Selected Dealer group) and each person, if any, who controls the Underwriter within the meaning of Section 15 of the 33 Act or under any other statute or at common law and will reimburse the Underwriter and each such person specified as above for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them or any of them in connection with any litigation or claim whether or not resulting in any liability, but only insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or in any Blue Sky application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein necessary to make the statements therein not misleading, all as of the date when the Registration Statement or such post-- effective amendment, the filing of any such Blue Sky application as the case may be, becomes effective or any untrue statement or alleged untrue statement of a material fact contained in any pre-liminary prospectus or final prospectus (as amended or as supplemented thereto), or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading; provided however, that the indemnity agreement contained in this paragraph 12 shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Company nor shall it extend to any

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Underwriter or any person controlling the Underwriter in respect of any such losses, claims, damages, liabilities or actions of any such losses, claims, damages, liabilities or actions arising out of, or based upon any such untrue statement or alleged untrue statement, or any such omission, if such statement or omission was made in reliance upon and in conformity with written infor-mation furnished to the Company by the Underwriter on behalf of such Underwriter specifically for use in connection with the preparation of the Registration Statement, the Prospectus or any such amendment thereof or supplement thereto or Blue Sky applica-tion.

13. Selected Dealer's Indemnification. The Selected Dealer agrees to indemnify and hold harmless the Company, the Underwriter, each of the Company's officers and directors who signed the Registration Statement, and each person, if any, who controls the Company and the Underwriter within the meaning of
Section 15 of the 33 Act, against any and all loss, liability, claim, damage and expense (a) described in the indemnity contained in Paragraph 12 of this Agreement, but only with respect to untrue statements or omissions or alleged untrue statements or omissions, made in the Registration Statement or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selected Dealer expressly for use in the Regis-tration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (b) based upon alleged misrepresentations or omissions to state material facts in connection with statements made by the Selected Dealer or the Selected Dealer's salesmen orally or by other means; and the Selected Dealer will reimburse the Company, the Underwriter, each of the Company's officers and directors who signed the Registration Statement and each person, if any, who controls the Company and the Underwriter within the meaning of Section 15 of the 33 Act, for any legal or other expenses reasonably incurred in connection with the investigation of or the defending of any such action or claim.

14. Required Notices and Claims. Each indemnified party is required to give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may otherwise have on account of the indemnification provisions hereof. Any indemnifying party may participate at its own expense in the de-fense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which
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are different from or in addition to those available to such indemnifying parties and shall not be liable for any fees and expenses of counsel for the indemnified parties incurred there-after in connection with such action. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

15.  Expenses.   No  expenses  will be charged to Selected
Dealers. A single transfer tax, if any, on the sale of the Units and/or Additional Warrants by the Selected Dealer to its customers will be paid when such Units and/or Additional Warrants are delivered to the Selected Dealer for delivery to its customers. However, the Selected Dealer will pay its proportion-ate share of any transfer tax or any other tax (other than the single transfer tax described above) if any such tax shall be from time to time assessed against the Underwriter and other Selected Dealers.

16. Communications. All communications to the Underwriter should be sent to the address shown in the first page of this Agreement. Any notice to the Selected Dealer shall be properly given if mailed or telephoned to the Selected Dealer at the ad-dress given below. This Agreement shall be construed according to the laws of the State of New York.

17. Assignment and Termination. This Agreement may not be assigned by the Selected Dealer without the Underwriter's written consent. This Agreement will terminate upon the termination of the offering of the Units and/or Additional Warrants except that either party may terminate this Agreement at any time by giving written notice to the other.

                              CASTLE SECURITIES CORP.


                              By:  _____________________________













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Date of Acceptance: ____________________________________________

Dealer Name: ___________________________________________________

Address: _______________________________________________________

Accepted: ______________________________________________________

Telephone No. __________________________________________________

IRS Employer I.D. No.: _________________________________________

Unit Allocation: _______________________________________________

Additional Warrant Allocation:
________________________________________________